UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2016

Zafgen, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36510	20-3857570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Portland Street, 4th Floor Boston, MA		02114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 622-4003

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Zafgen, Inc. (the “Company” or “we”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 30, 2016. As of May 2, 2016, the record date for the Annual Meeting, there were 27,272,261 outstanding shares of the Company’s common stock. The Company’s stockholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on May 4, 2016: (i) to elect Peter Barrett, Ph.D., Frances K. Heller and Bruce Booth, Ph.D. as Class II directors of the Company to each serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2019 and until their successors have been duly elected and qualified (“Proposal 1”), and (ii) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (“Proposal 2”).

The Company’s stockholders approved the Class II director nominees recommended for election in Proposal 1 at the Annual Meeting. The Company’s stockholders voted for Class II directors as follows:

Class II Director Nominee	For	Against	Abstain	Broker Non-Votes
Peter Barrett, Ph.D.	15,509,125	610,443	1,041,300	6,188,637
Frances K. Heller	16,381,020	46,215	733,633	6,188,637
Bruce Booth, Ph.D.	16,382,383	44,955	733,530	6,188,637

The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain
23,100,872	41,652	206,981

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

Item 5.02.	Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

On June 30, 2016, we entered into severance and change in control agreements with our executive officers, including Dr. Thomas E. Hughes, our Chief Executive Officer, Patrick Loustau, our President, Alicia Secor, our Chief Commercial Officer, Patricia L. Allen, our Chief Financial Officer, and Dr. Dennis Kim, our Chief Medical Officer (each, an “Executive” and collectively, the “Executives”). The terms of these new severance and change in control agreements supersede any terms of prior employment agreements or offer letters of these Executives providing for payments or benefits upon severance or a change of control. The new severance and change in control agreements entitle each Executive to certain payments and benefits in the event that such Executive’s employment is terminated by us without “cause” (as defined below), such Executive terminates his or her employment with “good reason” (as defined below), or such Executive’s employment is terminated without “cause” or the Executive terminates his or her employment for “good reason” within 12 months of a “change of control” (as defined below).

Pursuant to the new severance and change in control agreements, in the event that Dr. Hughes terminates his employment with “good reason” or is terminated without “cause,” Dr. Hughes is eligible to receive 12 months of base salary continuation and 12 months of COBRA continuation medical benefits subsidized by us, provided that he executes and does not revoke a separation agreement and release of us and our affiliates. In the event that Dr. Hughes’ employment is terminated without “cause” or Dr. Hughes terminates his employment for “good reason” within 12 months of a “change of control,” Dr. Hughes is eligible to receive 18 months of base salary continuation, 18 months of COBRA continuation medical benefits subsidized by us, and all options and other stock-based awards held by him shall immediately accelerate and become fully exercisable or non-forfeitable as of the date of termination, provided that he executes and does not revoke a separation agreement and release of us and our affiliates.

Pursuant to his or her new severance and change in control agreement, in the event that Mr. Loustau, Ms. Secor, Ms. Allen, or Dr. Kim terminates his or her employment with “good reason” or is terminated without “cause,” such Executive is eligible to receive 9 months of base salary continuation and 9 months of COBRA continuation medical benefits subsidized by us, provided that he or she executes and does not revoke a separation agreement and release of us and our affiliates. In the event that Mr. Loustau’s, Ms. Secor’s, Ms. Allen’s, or Dr. Kim’s employment is terminated without “cause” or such Executive terminates his or her employment for “good reason” within 12 months of a “change of control”, such Executive is eligible to receive 12 months of base salary continuation and 12 months of COBRA continuation medical benefits subsidized by us, and all options and other stock-based awards held by such Executive shall immediately accelerate and become fully exercisable or non-forfeitable as of the date of termination, provided that he or she executes and does not revoke a separation agreement and release of us and our affiliates.

For purposes of the new severance and change in control agreements, “cause” means:

•	the commission by the Executive of any felony, any crime involving the Company, or any crime involving fraud or dishonesty;

•	any unauthorized use or disclosure of the Company’s proprietary information by the Executive;

•	any intentional misconduct or gross negligence on the Executive’s part which has a materially adverse effect on the Company’s business or reputation; or

•	the Executive’s repeated and willful failure to perform the duties, functions and responsibilities of the Executive’s position after a written warning from the Company.

For purposes of the new severance and change in control agreements, “good reason” means:

•	a material diminution in the Executive’s title, responsibilities, authority or duties;

•	a material diminution in the Executive’s base salary except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company;

•	a breach by the Company of the material terms of the severance and change in control agreement or any other written agreement between the Company and the Executive; or

•	a 50 mile or greater change in the geographic location at which the Executive is required to provide services to the Company, not including business travel and short-term assignments.

For purposes of the new severance and change in control agreements, a “change in control” shall be deemed to have occurred upon the occurrence of any one of the following events:

•	the sale or exclusive out-license (even as to the Company) of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity;

•	a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power or fair market value of the stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction;

•	the sale of all of the stock of the Company to an unrelated person, entity or group thereof acting in concert; or

•	any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2016	ZAFGEN, INC.

	By:	/s/ Thomas E. Hughes
Thomas E. Hughes. Ph.D.
Chief Executive Officer

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